UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  January 30, 2019

CBL & ASSOCIATES PROPERTIES, INC.

CBL & ASSOCIATES LIMITED PARTNERSHIP

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12494	62-1545718
Delaware	333-182515-01	62-1542285
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2030 Hamilton Place Blvd., Suite 500, Chattanooga, TN 37421
(Address of principal executive office, including zip code)

423.855.0001
(Registrant's telephone number, including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 Entry Into a Material Definitive Agreement

The information set forth under Item 2.03 below is incorporated herein by reference.

ITEM 2.03 Creation of a Direct Financing Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

Credit Agreement - Senior Secured Credit Facility

On January 30, 2019, CBL & Associates Limited Partnership (the "Operating Partnership") the majority-owned subsidiary of CBL & Associates Properties, Inc. (the "Company"), entered into a new $1.185 billion senior secured credit facility (the "Facility"), which includes a fully-funded $500 million term loan (the "Term Loan") and a revolving line of credit (the "Line of Credit") with a borrowing capacity of $685 million. The Facility replaces all of the Company's prior unsecured bank facilities, which included three unsecured term loans with an aggregate balance of $695 million and three unsecured revolving lines of credit with an aggregate capacity of $1.1 billion. At closing, the Company utilized the Line of Credit to reduce the principal balance of the unsecured term loans from $695 million to $500 million. After this utilization and other borrowings, the new Line of Credit had an outstanding balance of $419.8 million, with total availability of $265.2 million at closing. Wells Fargo Bank National Association serves as administrative agent for the lender group of the Facility. The Company has customary corporate and commercial banking relationships with several of the lenders as well as with the administrative agent.

The Facility matures in July 2023 and bears interest at a variable rate of LIBOR plus 225 basis points. The Operating Partnership is required to pay an annual facility fee, to be paid quarterly, which ranges from 0.25% to 0.35%, based on the unused capacity of the Line of Credit. The principal balance on the Term Loan will be reduced by $35 million per year in quarterly installments.

At closing, the Facility is secured by a portfolio of the Company’s properties consisting of seventeen malls and three associated centers. The Facility contains customary provisions upon which the properties may be released from the collateral securing the Facility.

The Facility contains, among other restrictions, various restrictive covenants that are defined and computed on the same basis as the covenants required under the Notes (defined below). Such covenants relate to the Operating Partnership's and the Company's aggregate unsecured debt, aggregate secured debt, maintenance of unencumbered assets and debt service coverage. The Credit Agreement of the Facility contains default and cross-default provisions customary for transactions of this nature (with applicable customary grace periods). Any default (i) in the payment of any recourse indebtedness greater than or equal to $50.0 million (for the Company's ownership share), or any non-recourse indebtedness greater than or equal to $150.0 million (for the Company's ownership share) or (ii) that results in the acceleration of the maturity of recourse indebtedness greater than or equal to $50.0 million (for the Company's ownership share), or any non-recourse indebtedness greater than or equal to $150.0 million (for the Company's ownership share) of the Company or the Operating Partnership will constitute an event of default under the Credit Agreement. At all times during the term of the Credit Agreement, there shall be no fewer than ten Borrowing Base Properties (as defined in the Credit Agreement) which have an aggregate occupancy rate of not less than 80% on a quarterly basis. In addition, at all times the Company shall be required to maintain a minimum debt yield of 10% for the Borrowing Base Properties based on the outstanding balance of the Facility. The Credit Agreement provides that, upon the occurrence and continuation of an event of default, payment of all amounts outstanding under the Facility may be accelerated and the lenders' commitments may be terminated. The Company is a limited guarantor of the Operating Partnership's obligations under the terms of the Credit Agreement.

The Credit Agreement will be filed as an exhibit to amend this Current Report on Form 8-K not later than the due date for the Form 10-K for the fiscal year ending December 31, 2018.

Third Supplemental Indenture and Subsidiary Guarantee Agreement

In conjunction with the closing of the Credit Agreement noted above, which required certain subsidiaries (the "Subsidiary Guarantors") to guarantee obligations under the terms of the Credit Agreement, the Operating Partnership entered into a Third Supplemental Indenture to establish the terms of the subsidiary guarantees that shall apply to its issued unsecured and unsubordinated debentures, notes or other indebtedness, which include the $450 million aggregate principal amount of the 5.250% Senior Notes Due 2023, the $300 million aggregate principal amount of the $4.600% Senior Notes Due 2024 and the $625 million aggregate principal amount of the 5.950% Senior Notes Due 2026 (collectively, the "Notes").

Pursuant to the Second Supplemental Indenture, dated as of December 13, 2016, to the extent any subsidiary of the Operating Partnership executes and delivers a guarantee of certain of the Operating Partnership's obligations, the Operating Partnership is obligated to cause such subsidiary to guarantee the Operating Partnership's obligations under the Notes on a senior basis.

The Third Supplemental Indenture and the Subsidiary Guarantee Agreement, dated January 30, 2019, by and among the Operating Partnership and each of its Subsidiary Guarantors are being filed as Exhibits 4.14.4 and 4.14.6, respectively, to this Current Report on Form 8-K and are incorporated herein, by reference.

ITEM 3.03 Material Modifications to Rights of Security Holders

The information set forth under Third Supplemental Indenture and Subsidiary Guarantee Agreement in Item 2.03 above is incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired
Not applicable

(b)	Pro Forma Financial Information
Not applicable

(c)	Shell Company Transactions
Not applicable

(d)	Exhibits

Exhibit Number	Description
4.14.4	Third Supplemental Indenture, dated as of January 30, 2019, among CBL & Associates Limited Partnership, CBL & Associates Properties, Inc. and U.S. Bank National Association
4.14.6	Subsidiary Guarantee, dated as of January 30, 2019, among the Subsidiary Guarantors of CBL & Associates Limited Partnership

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBL & ASSOCIATES PROPERTIES, INC.

/s/ Farzana Khaleel
Farzana Khaleel
Executive Vice President -
Chief Financial Officer and Treasurer

CBL & ASSOCIATES LIMITED PARTNERSHIP

By: CBL HOLDINGS I, INC., its general partner

/s/ Farzana Khaleel
Farzana Khaleel
Executive Vice President -
Chief Financial Officer and Treasurer

Date: February 5, 2019